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                          EXHIBIT INDEX


Exhibit No.             Description               Page
-----------             -----------               ----

 A           Note Agreement                       Filed herewith

 B           Stock Pledge Agreement               Filed herewith

 C           Past Tense Opinion of Counsel        Filed herewith